UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan	48377
(Address of principal executive offices)	(Zip Code)

(248) 489-9300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Officer’s and Key Employees’ Severance Plan

On May 8, 2017, the Compensation Committee of the Board of Directors of Stoneridge Inc. (“the “Company”) approved and adopted the Amended and Restated Officers’ and Key Employees’ Severance Plan (the “Severance Plan”).  Currently, under the Severance Plan the executive officers covered by it are Robert R. Krakowiak, Chief Financial Officer and Treasurer, Thomas A. Beaver, President of Global Sales, Michael D. Sloan, Vice President and President of the Control Devices Group, Anthony L. Moore, Vice President of Global Operations and Alisa A. Nagle, Chief Human Resources Officer.

Under the Severance Plan, if a covered executive is terminated by the Company without cause, the Company will be obligated to pay the executive’s salary for 12 months and continue health and welfare benefits coverage over the same period of time.  The salary and benefit continuation is conditioned on the executive’s execution of a customary release in favor of the Company. The Severance Plan amended and restated the prior severance plan to (i) reflect best practices in connection with Section 409A of the Internal Revenue Code, (ii) update the form of release, and (iii) conform the severance obligation payable to the Company’s Chief Financial Officer to that of the other covered executives (from 18 to 12 months). A copy of the Severance Plan is attached hereto as Exhibit 99.1

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Company held an Annual Meeting of Shareholders on May 9, 2017 (the “2017 Annual Meeting”). At the Annual Meeting the following matters were voted on by the Company’s shareholders:

1.	The eight Company nominees for election to the Board of Directors were elected, each for a one-year term, by the following votes:

Nominee	For	Withheld	Broker Non-Votes
Jonathan B. DeGaynor	22,716,812	399,068	1,174,954
Jeffrey P. Draime	22,520,195	595,685	1,174,954
Douglas C. Jacobs	22,535,150	580,730	1,174,954
Ira C. Kaplan	22,729,095	386,785	1,174,954
Kim Korth	22,721,188	394,692	1,174,954
William M. Lasky	22,535,112	580,768	1,174,954
George S. Mayes, Jr.	22,729,057	386,823	1,174,954
Paul J. Schlather	22,686,467	429,413	1,174,954

2.	The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2017 was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
24,040,476	247,606	2,752	-

3.	A non-binding advisory resolution to approve the 2016 compensation paid to the Company’s Named Executive Officers was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
22,535,091	571,728	9,061	1,174,954

4.	The shareholders recommended a frequency of “One Year” for an advisory non-binding vote on compensation of Named Executive Officers. The result of the advisory non-binding vote on the frequency of future advisory votes on the compensation of Named Executive Officers was based on the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
20,024,931	3,521	3,080,476	6,952	1,174,954

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Accordingly, the Company intends to implement an advisory non-binding shareholder vote on the compensation of the Company’s Named Executive Officers on an annual basis until the next required shareholder vote on how frequently shareholders will vote on a non-binding resolution to approve the compensation of the Company’s Named Executive Officers.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Amended and Restated Officers’ and Key Employees’ Severance Plan of Stoneridge, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 11, 2017	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Chief Financial Officer and Treasurer (Principal Financial Officer)

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Exhibit Index

99.1	Amended and Restated Officers’ and Key Employees’ Severance Plan of Stoneridge Inc.

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